Exhibit 10.15

REACHLOCAL, INC.

AMENDED AND RESTATED RESTRICTED STOCK PURCHASE AGREEMENT

This Amended and Restated Restricted Stock Purchase Agreement (the “Agreement”) is made as of June     , 2007 between ReachLocal, Inc., a Delaware corporation (the “Company”), and [            ] (the “Purchaser”).

WHEREAS, the Company and the Purchaser entered into that certain Restricted Stock Purchase Agreement, dated as of [                    ], 200   (the “Original Agreement”) pursuant to which the Company agreed to sell to the Purchaser and the Purchaser agreed to purchase [            ] shares of the Company’s Common Stock, par value $.001 per share (the “Shares”), at the price of $1.65 per share for an aggregate purchase price of $             (the “Purchase Price”);

WHEREAS, the Purchaser previously delivered a Promissory Note (the “Original Note”) in the amount of [            ] as partial consideration for the Shares; and

WHEREAS, each of the Company and the Purchaser has determined that it is in such party’s best interest to amend and restate the Original Agreement in its entirety to, among other things, insert a provision governing the repayment of the amended and restated Original Note.

THEREFORE, the parties agree as follows:

1. Sale of Stock. The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase, effective as of the date of the Original Agreement, an aggregate of [            ] shares of the Company’s Common Stock, par value $.001 per share (the “Shares”), at the price of $1.65 per share for an aggregate purchase price of $             (the “Purchase Price”).

2. Payment of Purchase Price. The Purchase Price for the Shares shall be paid by delivery to the Company at the time of execution of this Agreement of an Amended and Restated Promissory Note in the amount of $             (the “Note”), in substantially the form of Exhibit A attached hereto.

3. Issuance of Shares. Upon receipt by the Company of the Purchase Price and the Note, the Company shall issue a duly executed certificate evidencing the Shares in the name of the Purchaser.

4. Repurchase Option. All of the Shares are subject to the Company’s repurchase option defined in this section. In the event of the termination of the Purchaser’s services to the Company before all of the Shares are released from the Company’s repurchase option under Section 5, the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option for a period of 30 days from such date to repurchase all or any portion of the Shares which have not been released from the repurchase option at such time at the original purchase price of $1.65 per share (“Repurchase Option”). Said Repurchase Option shall be exercised by the Company by written notice to the Purchaser (with a copy to the Escrow Holder (as defined below)) and, at the Company’s option, (i) by delivery to the Purchaser with such notice of a check in the amount of the repurchase price for the Shares being repurchased, or (ii) by cancellation by the Company of an amount of the Purchaser’s indebtedness to the Company, if any, equal to the repurchase price for the Shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such repurchase price.

The Company’s rights under this Section 4 shall be fully assignable, in whole or in part.

5. Release of Shares From Repurchase Option.

a. One hundred percent (100%) of the Shares shall initially be subject to the Repurchase Option. 1/48th of the Shares shall be released from the Repurchase Option at the end of each month after the Vesting Commencement Date (as set forth on the signature page hereto), until all Shares are released from the Repurchase Option; provided, however, that such release from the Repurchase Option shall immediately cease as of the date of termination of Purchaser’s employment or consulting relationship with the Company (or any successor thereto). Fractional shares released from the Repurchase Option shall be rounded to the nearest whole share, with 1/2 being rounded up.

b. In the event of a termination of Purchaser’s employment or consulting relationship with the Company (or any successor thereto) (i) by the Company (or such successor) without Cause (as defined below) or (ii) by Purchaser for Good Reason (as defined below), an additional 1/4th of the Shares shall be released from the Company’s Repurchase Option (or all remaining Shares, if less than 1/4th of the Shares remain subject to the Repurchase Option). In the event of a termination of Purchaser’s services to the Company (or any successor thereto) by the Company (or such successor) without Cause within six months following a Change of Control (as defined below) all remaining Shares shall immediately be released from the Company’s Repurchase Option.

c. “Change of Control” shall mean a merger or consolidation of the Company with or into another corporation, entity or person, or the sale of all or substantially all of the Company’s assets to another corporation, entity or person, where after such merger, consolidation or sale of assets, less than 50% of the capital stock or equity interests in such other corporation, entity or person are owned by persons who owned the capital stock of the Company immediately before such merger, consolidation or sale of assets; provided, however, that neither a transaction whose sole purpose is to change the state of the Company’s incorporation nor an equity financing or series of related transactions in which the Company is the surviving corporation shall constitute a “Change of Control.”

d. “Cause” will exist if the Purchaser is terminated by the Company for any of the following reasons: (i) Purchaser’s willful failure to substantially perform his duties and responsibilities to the Company, (ii) Purchaser’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused material injury to the Company, (iii) unauthorized use or disclosure by Purchaser of any proprietary information or trade secrets of the Company or any other party to which Purchaser owes an obligation of nondisclosure as a result of his relationship with the Company, or (iv) Purchaser’s willful material breach of any of his obligations under any written agreement or covenant with the Company.

e. “Good Reason” shall mean (i) a material diminution in Purchaser’s, title, authority or responsibility with the Company; provided, that neither a mere change in title alone nor reassignment following a Change of Control to a position that is substantially similar to the position held prior to the Change of Control shall constitute a material diminution in authority or responsibility, (ii) a reduction in Purchaser’s then-current base salary by at least 15%; provided, that an across-the-board reduction in salary level of all other employees or consultants in positions similar to the Purchaser’s by the same percentage amount as part of a general salary level reduction shall not constitute “Good Reason,” (iii) a material breach by the Company of any employment or consulting agreement with Purchaser or (iv) relocation of Purchaser’s primary place of work by the Company by more than 40 miles.

6. Repayment of Note. Notwithstanding anything to the contrary set forth in the Note:

a. In the event of a termination of Purchaser’s employment or consulting relationship with the Company (or any successor thereto) by the Company (or such successor) for Cause, the entire unpaid principal amount and interest due on the Note, less the amount due Purchaser (if any) as a result of the Company’s exercise of its Repurchase Option, shall become immediately due and payable;

b. In the event of a termination of Purchaser’s employment or consulting relationship with the Company (or any successor thereto) by the Company (or such successor) without Cause, the entire unpaid principal amount and interest due on the Note, less the amount due Purchaser (if any) as a result of the Company’s exercise of its Repurchase Option, shall be forgiven.

7. Restriction on Transfer. Except for the Escrow described in Section 8 or transfer of the Shares to the Company or its assignees contemplated by this Agreement, none of the Shares nor any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of such Shares from the Company’s Repurchase Option in accordance with the provisions of this Agreement.

8. Escrow of Shares.

a. The Shares issued under this Agreement shall be held by the Secretary of the Company as escrow holder (“Escrow Holder”), along with a stock assignment in the form attached hereto as Exhibit B executed by the Purchaser in blank, until the expiration of the Company’s Repurchase Option with respect to such Shares as set forth above.

b. If the Company or any assignee exercises its Repurchase Option hereunder, the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

c. If the Repurchase Option expires unexercised or a portion of the Shares has been released from such Repurchase Option, upon Purchaser’s request the Escrow Holder shall promptly cause a new certificate to be issued for such released Shares and shall deliver such certificate to the Purchaser.

d. Subject to the terms hereof, the Purchaser shall have all the rights of a stockholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company’s Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of his ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Shares” for purposes of this Agreement and the Company’s repurchase option.

9. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend required to be placed thereon by applicable state securities laws.

10. Investment Representations; Restriction on Transfer. In connection with the purchase of the Shares, the Purchaser represents to the Company as follows:

(a) He is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. He is purchasing these securities for investment for his own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) He understands that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of his investment intent as expressed herein. In this connection, he understands that, in view of the Securities and Exchange Commission (the “Commission”), the statutory basis for such exemption may not be present if his representations meant that his present intention was to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

(c) He further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. He further acknowledges and understands that the Company is under no obligation to register the securities. He understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) He is aware of the adoption of Rule 144 by the Commission, promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions.

(e) He further acknowledges that in the event all of the requirements of Rule 144 are not met, compliance with Regulation A or some other registration exemption will be required; and that although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(f) The Purchaser agrees, in connection with the Company’s initial public offering of the Company’s securities, (i) not to sell, make short sales of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by the Purchaser (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for up to one hundred eighty (180) days from the effective date of such registration and (ii) further agrees to execute any agreement reflecting (i) above as may be requested by the underwriters at the time of the public offering.

11. Company’s Right of First Refusal.

(a) General. The Purchaser may not transfer any Shares subject to the Repurchase Option. Before any Shares held by the Purchaser may be sold or otherwise transferred, the Company shall have a right of first refusal to purchase the Shares on the terms and conditions set forth herein. The Company’s rights under this Section 11 shall be freely assignable, in whole or in part. Additionally, none of the Shares nor any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way, except for a transfer made in compliance with applicable state and federal securities laws (and for the purposes of assuring such compliance, the Company may request a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Shares may be effected without registration under the Securities Act of 1933, as amended (the “Securities Act”)). Finally, the Purchaser shall not transfer, encumber or otherwise dispose of any of the Shares to a competitor of the Company (as determined in good faith by the Board of Directors of the Company).

(1) Notice of Proposed Transfer. If the Purchaser proposes to sell or otherwise transfer any of his Shares, the Purchaser shall deliver to the Company a written notice (the “Notice”) stating: (a) the Purchaser’s bona fide intention to sell or otherwise transfer such Shares (the “Offered Shares”); (b) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (c) the number of Offered Shares to be transferred to each Proposed Transferee; (d) the bona fide cash price or other consideration for which the Purchaser proposes to transfer the Offered Shares (the “Offered Price”), and the Purchaser shall offer the Offered Shares at the Offered Price to the Company; and (e) the estimated closing date of such transfer of such shares.

(2) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company may, by giving written notice to the Purchaser, elect to purchase all or a portion of the Offered Shares, at the purchase price determined in accordance with Section 11(a)(3) below.

(3) Purchase Price. The purchase price (“Offered Purchase Price”) for the Offered Shares purchased by the Company shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(4) Payment. Payment of the Offered Purchase Price shall be made, at the option of the Company, in cash or check, by cancellation of all or a portion of any outstanding indebtedness of the Purchaser to the Company, or by any combination thereof within sixty (60) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(5) Purchaser’s Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred are not purchased by the Company as provided herein, the Purchaser may sell or otherwise transfer the Offered Shares not purchased by the Company to the Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer: (a) is consummated within ninety (90) days after the date of the Notice; (b) is in accordance with all the terms of this Agreement and all other agreements between the Purchaser and the Company; and (c) is effected in accordance with any applicable securities laws. If the Offered Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company shall again be offered a right of first refusal before any Offered Shares held by the Purchaser may be sold or otherwise transferred.

(b) Limitations on Right of First Refusal Right. The restrictions on the Purchaser set forth in this Section 11 of this Agreement shall not apply where the transfer of Shares is:

(1) to members of Purchaser’s immediate family, to a trust in which the Purchaser and/or members of Purchaser’s immediate family are the sole beneficiaries, or by way of bequest or inheritance upon death; provided that such transferee agrees in writing to the restrictions herein as to such transferred Shares; provided, further, that no such transferee is a competitor of the Company (as determined in good faith by the Board of Directors of the Company);

(2) to the Company; or

(3) pursuant to a public offering registered under the Securities Act.

(c) Termination. The restrictions on the Purchaser set forth in this Section 11 of this Agreement shall terminate immediately prior to the earliest to occur of any one of the following events:

(1) The liquidation, dissolution or indefinite cessation of the business operations of the Company;

(2) The filing by the Company of a voluntary bankruptcy petition or the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company where not dismissed within sixty (60) days or the filing of an involuntary bankruptcy petition against the Company which is not dismissed within sixty (60) days; or

(3) The closing of the Company’s initial public offering of securities.

12. General Provisions.

(a) This Agreement shall be governed by the internal laws of the State of California. This Agreement represents the entire agreement between the parties with respect to the purchase of Common Stock by the Purchaser, may only be modified or amended in writing signed by both parties and satisfies all of the Company’s obligations to the Purchaser with regard to the issuance or sale of securities.

(b) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

(c) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(d) Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(e) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement, including, without limitation, a consent of spouse in substantially the form attached hereto as Exhibit C.

(f) The Purchaser understands that he (and not the Company) shall be responsible for his own federal, state, local or foreign tax liability and any of the other tax consequences that may arise as a result of the transactions contemplated by this Agreement. The Purchaser shall rely solely on the determinations of his tax advisors or his own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. The Purchaser shall notify the Company in writing if the Purchaser files an election, in substantially the form attached hereto as Exhibit D, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with the Internal Revenue Service within thirty (30) days from the date of the sale of the Shares hereunder. The Company intends, in the event it does not receive from the Purchaser evidence of such filing, to claim a tax deduction for any amount which would be taxable to the Purchaser in the absence of such an election. Nothing herein is intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

REACHLOCAL, INC.	[ ]
a Delaware corporation

By:
(Signature)

(Address)

Vesting Commencement Date:	[ ], 2006

Accepted and Agreed

as to Section 7 only

By:
Escrow Holder

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE

$	, 2006

FOR VALUE RECEIVED, the undersigned (“Borrower”) hereby promises to pay ReachLocal, Inc. (the “Company”) in lawful money of the United States of America at the offices of the Company or at such other place as the Company may from time to time designate:

The principal sum of [                                        ] DOLLARS ($            ).

Interest shall be paid annually on the outstanding principal of this Note, on May 1 of each year; provided, that, at the option of the Borrower, outstanding interest may be capitalized and added to the principal of this Note. The interest rate shall be five percent (5%) per annum. The entire principal amount will be due on the earliest of: (i) immediately prior to consummation by the Company of a Qualified IPO (as defined in the Company’s Second Amended and Restated Certificate of Incorporation as in effect on the date hereof); (ii) immediately prior to the closing of the transfer or sale (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to any publicly traded entity, of the Company’s securities if, after such closing such entity would hold 51% or more of the outstanding voting stock of the Company (or the surviving or acquiring entity); or (iii)             , 2011; provided, that if the undersigned shall sell any shares of common stock acquired by it under the Purchase Agreement, then a portion of the principal amount of this Note equal to the proceeds of such sale shall become immediately due and payable.

This Note is the “Note” within the meaning of that certain Amended and Restated Restricted Stock Purchase Agreement dated of even date herewith, by and between Borrower and the Company, as amended from time to time (the “Purchase Agreement”). All of the terms and conditions set forth in the Purchase Agreement are hereby incorporated by this reference.

In the case of the occurrence of any one or more of the following events (hereinafter called “Events of Default”):

(a) Borrower shall default in the payment of principal of or interest on this Note, when and as the same shall become due and payable, and such default shall continue for five consecutive days; or

(b) Borrower (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a receiver,

trustee, assignee, liquidator, sequestrator or similar officer (collectively, a “Custodian”) for it or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors, in each case, pursuant to or within the meaning of Title XI of the United States Code or any similar federal or state statute or other law relating to bankruptcy, insolvency, arrangement, reorganization, receivership, relief, assignment for the benefit of creditors, other marshaling of assets and liabilities, or any other similar right or remedy (collectively, “Bankruptcy Law”); or

(c) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against Borrower in an involuntary case; (ii) appoints a Custodian for Borrower or for substantially all of its property; or (iii) orders the winding up or liquidation of Borrower; and the order, decree or similar relief remains unstayed and in effect for 60 days; or

(d) Borrower fails to observe or perform any covenant or agreement contained in this Note (other than with respect to the payment of principal of or interest on this Note) or the Purchase Agreement, and such failure shall remain unremedied for 30 days after notice has been given to the Borrower by the Company;

then, and in every such case, during the continuance of any such event of default described in clauses (a), (b), (c) and (d) above, the Company may, without presentment, demand or notice, declare the principal of this Note, together with all unpaid accrued interest thereon, to be immediately due and payable and upon any such declaration, the same shall become and be immediately due and payable; and

Borrower agrees to pay all reasonable out-of-pocket expenses (including without limitation reasonable attorneys’ fees and costs) incurred by Company in connection with the enforcement of or preservation of rights under this Note.

This Note has been delivered in the State of California and shall be construed and enforced in accordance with the substantive laws thereof.

The undersigned expressly waives any presentment, demand, protest, notice of protest and notice of dishonor.

[NAME]

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to                              (                    ) shares of the Common Stock of ReachLocal, Inc. (the “Company”) standing in its name on the books of the Company represented by Certificate No.          and does hereby irrevocably constitute and appoint the Secretary of the Company, attorney, to transfer said stock on the books of the Company with full power of substitution in the premises.

This Assignment Separate from Certificate may only be used in accordance with the Amended and Restated Restricted Stock Purchase Agreement dated June [    ], 2007.

Dated:                    .

[ ]

Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise the Repurchase Right set forth in the Agreement without requiring additional signature on the part of Purchaser.

EXHIBIT C

CONSENT OF SPOUSE

I,                     , spouse of                     , have read and hereby approve the foregoing Amended and Restated Restricted Stock Purchase Agreement (the “Agreement”). In consideration of the Company’s enhanced potential to raise additional capital for the benefit of all stockholders, including my spouse, provided by the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other interest I may have in the Shares shall be subject to the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment to or exercise of any rights I may have under the Agreement.

EXHIBIT D

FORM OF 83(b) ELECTION

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Code, to include in his gross income for the current taxable year, the amount of any compensation taxable to him in connection with his receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:

ADDRESS:

IDENTIFICATION NO.:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows:

3.	The date on which the property was transferred is:

4.	The property is subject to the following restrictions:

The Company has the right to repurchase a portion of the Shares upon the happening of certain events. This right of repurchase lapses over time.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $.

6.	The amount (if any) paid for such property: $.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
Taxpayer

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